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                                                                      EXHIBIT 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated July 24, 2000, accompanying the consolidated financial statements of The Credit Store, Inc. and subsidiaries included in the Annual Report on Form 10-K of The Credit Store, Inc. for the year ended May 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of The Credit Store, Inc. on Form S-8 (File No. 33-42278, effective July 26, 2000).


/s/  GRANT THORNTON LLP



Minneapolis, Minnesota
August 29, 2000